DOMESTIC BUSINESS DEVELOPMENT CONSULTANT AGREEMENT

THIS AGREEMENT is by and between WILLIE F. JOHNSON (hereinafter referred to as "Consultant") and LOCKHEED MARTIN IMS CORPORATION, a wholly owned subsidiary of Lockheed Martin Corporation (hereinafter referred to as "IMS") having a place of business at 300 Frank W. Burr Boulevard, 6th Floor, Teaneck, New Jersey 07666.

WITNESSETH

NOW, in consideration of the conditions and mutual covenants hereinafter contained, the parties hereto agree as follows:

SECTION 1 - SERVICES

Acting as an independent contractor, and not as an employee of IMS, Consultant shall utilize his knowledge, expertise, and independent judgment in providing advice on minority issues, tracks and provides IMS with strategic input on pending legislation at both state and local governmental levels, lobby officials when necessary and provide guidance to IMS on the delivery of service to clients and public relations strategies.

Consultant agrees during the term of this Agreement: (a) To exert every effort to promote IMS business and reputation, to protect IMS interests and to follow its policies; (b) To counsel IMS and furnish it with general information reflecting the economic and political conditions which may affect IMS' business or prospects for business; and (c) To provide overall administration, program development, public relations and legislative services as may be requested in connection with the performance of Consultant's services under this Agreement.

Consultant shall be responsible for adequacy of the work product, if any, resulting from the services furnished pursuant to this Agreement; however, the nature, extent, and place of performance, as well as general guidance as to scope and content thereof, shall be in accordance with requirements defined and identified from time to time by **Thomas R. Wrigley, the Agreement Monitor**.

SECTION 2 - COMPENSATION

As full compensation for services performed by Consultant hereunder, IMS agrees to pay Consultant a fee of $5,000.00 per month, payable in arrears upon submission of Consultant's invoice on a monthly basis, plus certain reimbursable expenses incurred in connection with the rendering of services on IMS' behalf. Reimbursable costs must have receipts and explanations. **Total fees and expenses to be paid under this Agreement shall not exceed $67,000.00.**

Entertainment and related expenses will be reimbursed only when approved in advance by the Agreement Monitor. In connection therewith, it is agreed that Consultant will strictly observe: a) applicable restrictions relating to the entertainment of military and government officials and employees and to the giving of any thing of value to such officials and employees; b) applicable

restrictions relating to the entertainment of and to the giving of any thing of value to Members of Congress, Congressional staff, and employees of Congress; and c) applicable restrictions relating to the entertainment of and to the giving of any thing of value to employees and officers of state and local governments.

Consultant is required to submit with each invoice a **Consultant Activity Report, Form C-703-2** for the period covered by the invoice. The invoice must contain an itemized breakdown of any time spent under this Agreement, segregating any efforts to influence or attempt to influence federal, state or local actions from activities not involving efforts to influence federal, state and local actions. Each invoice submitted shall also contain the following statement: "SUBMISSION OF THIS INVOICE CERTIFIES COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE CONSULTING AGREEMENT UNDER WHICH THIS INVOICE IS SUBMITTED, AND CERTIFIES COMPLIANCE WITH ALL LAWS, REGULATIONS, AND LOCKHEED MARTIN POLICIES AND PROCEDURES REFERENCED THEREIN."

All payments of compensation shall be made solely by check or bank transfer to the order of Consultant at the address set forth herein or such other address as Consultant specified in writing. No payment shall be in cash or other bearer instrument or, except pursuant to an assignment approved in writing as provided hereinafter, to any person, firm or corporation other than Consultant.

IMS makes no representation or guarantees concerning the amount of services, if any, that may be required of Consultant, and reserves absolute discretion in determining the extent to which such services shall be provided.

SECTION 3 - ADHERENCE TO SECURITY REQUIREMENT

As a condition of this Agreement, Consultant hereby agrees to comply with all security requirements made known to Consultant by IMS or its customers.

SECTION 4 - PROPRIETARY AND SENSITIVE INFORMATION

IMS may, from time to time, furnish Consultant with literature, data, technical, financial, competitive, or other information which IMS considers necessary to the Consultant for the performance of services pursuant to this Agreement. In the event any of the furnished material is proprietary or sensitive, IMS shall so inform Consultant and Consultant agrees to disclose this information only to individuals or organizations approved by IMS and to only use such information for the purposes of this Agreement. Consultant agrees to return all such materials as IMS may request upon the expiration or termination of this Agreement, which ever shall occur first. Consultant agrees that all services to be performed by Consultant in connection with the subject matter of this Agreement will be performed exclusively for IMS.

SECTION 5 - INTELLECTUAL PROPERTY

If this Agreement includes the development, design, or production of a tangible or intangible work product, Consultant agrees all work product resulting from this Agreement will be considered "work done for hire" and that title to and all other rights and legal interests, including copyright, in all data, analyses, graphs, reports, physical property, or other subject matter prepared, procured, or produced in the rendition of services hereunder shall vest solely in IMS. To the extent Consultant may, through operation of law or otherwise, acquire some right, title or interest in said work product, Consultant shall, without requirement for further consideration, assign and transfer forever to IMS the entirety of their right, title or interest. All such materials shall be delivered to IMS promptly upon expiration or termination of this Agreement.

SECTION 6 - RELIEF OF LIABILITY

In consideration of IMS' execution of this Agreement and payment of compensation as set forth herein, Consultant, on behalf of itself, its heirs, executors, administrators, and assigns; hereby agrees to indemnify and forever hold IMS harmless from and against any and all claims or rights of action against IMS for Consultant's injury, death, or damage to Consultant's personal property resulting from, and arising out of, or in any way connected with performance of the services to be provided in accordance with this Agreement.

SECTION 7 - TERM OF AGREEMENT

This Agreement shall commence on January 1, 2000 and shall continue through December 31, 2000.

Either party may terminate this Agreement without cause by 10 days written notice to the other party. In the event of termination with or without cause, IMS' obligations will be limited to fees earned and expenses incurred by Consultant to the effective date of termination. Notwithstanding, the confidentiality provisions of this Agreement shall survive its termination or expiration.

SECTION 8 - SPECIAL COVENANTS AND REPRESENTATIONS OF CONSULTANT

Consultant hereby covenants and agrees to be bound by the following representations in connection with performance under this Agreement:

a. Consultant shall act solely as an independent Contractor, not as an employee or agent of IMS, and shall not, unless specifically authorized in writing by IMS, create obligations of IMS to third parties.

b. Consultant acknowledges that it has received a copy of Lockheed Martin's Code of Ethics and Business Conduct and agrees that, in the performance of this Agreement, Consultant will comply with all applicable provisions thereof, with particular emphasis on those provisions relating to the bidding, negotiation, and performance of government contracts;

to conflicts of interest; to restrictions on the use or disclosure of information of the U. S. Government or of a competitor; and to the giving of things of value to customer and supplier personnel. In addition, the Consultant will comply with annual ethics training requirements during the term of the Agreement. This training will be administered by IMS' Ethics Officer or the Agreement Monitor.

c. Consultant represents that it has made full disclosure of each instance where he or any of its employees, or members of its firm, is currently providing to a supplier, customer, or competitor of IMS or Lockheed Martin Corporation services similar to those provided hereunder. Consultant further agrees to make disclosure to IMS prior to entering into any such arrangements in the future.

d. Consultant shall not make, or promise to make, any payments for political purposes on behalf of IMS.

e. The solicitation or receipt of any information, classified or unclassified, directly or indirectly, from the U. S. Government or any U. S. state or municipal government in the course of performing this agreement will be strictly in accordance with all laws and regulations pertaining to the protection, possession, acquisition, and use of such information or documents.

f. Consultant shall not make, or promise to make any payments to third parties if such payments would not be deductible by Lockheed Martin Corporation under Sections 162 and 274(d) of the Internal Revenue Code and the implementing IRS regulations.

In performing this Agreement, Consultant agrees to comply with applicable laws and regulations and to not make or permit to be made or knowingly allow a third party to make any improper payments, or to perform an unlawful act. To that end Consultant will execute the Certifications attached to this Agreement and agrees to provide supporting information and to execute certifications as may be required to permit IMS to fully comply with applicable government regulations which may become effective during the term of this Agreement.

g. Consultant shall not have any contact with any foreign IMS or foreign Lockheed Martin Corporation customer or any foreign government official for the purpose of collecting marketing intelligence or providing marketing-related services for markets outside the U.S.

h. Lobbyist Registration - In the event the services performed by the Consultant on behalf of IMS pursuant to this Agreement are considered to be "lobbying" in the jurisdictions where the services are performed, Consultant will so advise IMS and will prepare and submit to the appropriate authorities and to IMS all of the initial and periodic documentation required of a lobbyist, and IMS as the employer of the lobbyist, as may be required by each jurisdiction where the services are performed. Preparation and

submission of all such registrations and/or reports will be coordinated with IMS' General Counsel's office and copies of such documentation will be provided to that office.

i. In the event Consultant or any member of Consultant's staff are former employees or officials of any governmental entity, Consultant certifies that he is familiar with the restrictions and prohibitions to which such ex-employees or officials may be subject with regard to post-government employment. Consultant agrees that no work will be accomplished, nor will any of Consultant's staff be assigned to work under this Agreement, if such assignment or work is in violation of such restrictions or prohibitions.

j. By execution of this Agreement, Consultant represents and certifies that it has not been convicted of or pleaded guilty to a federal offense involving fraud, corruption or moral turpitude and is not now listed by any federal agency as debarred, suspended, proposed for suspension or debarment, or otherwise ineligible for federal procurement programs. If Consultant is a corporation, partnership, or other form of business organization, the representations and certification shall apply not only to the individual(s) who will be performing the consulting services, but also to the principal officers and owners of the business organization.

k. **No IMS employee shall have any authority to give any direction, written or oral, to the Consultant in contravention of the subparagraphs a. through j. of this Section.**

l. Consultant warrants and represents that no owner, principal shareholder, officer, or active representative of Consultant is (i) an official, employee, or active member of the armed services of any government; an official or employee of any government; an official of a political party, or a candidate for political office; or (ii) an officer, director, or employee of a IMS customer.

m. Consultant agrees to give prompt written notice to IMS in the event that, at any time during the term of this Agreement, the representations set forth in this Section are no longer accurate. In the event IMS verifies that said representations set forth are no longer true and accurate, IMS may, notwithstanding any other provision of this Agreement, terminate this Agreement upon written notice, effective the date of such notice or the date on which said representations were untrue and inaccurate and Consultant shall not be entitled to receive any further compensation whatsoever in connection with this Agreement.

SECTION 9 - NO ASSIGNMENT

Consultant agrees that neither this Agreement nor any monies due or to become due hereunder may be assigned, in whole or in part, by Consultant without the prior written consent of IMS, which consent shall be granted only upon approval of IMS' General Counsel.

Consultant acknowledges that it may not appoint any agent or representative to act for it under this agreement without IMS' prior written consent.

SECTION 10 - INTERPRETATION: ENTIRE AGREEMENT; AMENDMENT

This Agreement, together with all amendments hereto, (a) shall be construed in accordance with the laws of the State of New Jersey, USA; (b) constitutes the entire understanding of the parties concerning the subject matter hereof; (c) may be altered or amended only in writing signed by both parties concurrently with or subsequent to the date of this Agreement; and (d) supersedes all prior written or oral understandings or agreements of the parties (including predecessors or assigns) concerning the subject matter hereof. Consultant agrees not to institute or cause others to institute litigation or proceedings pertaining to this Agreement outside of the continental United States.

SECTION 11 - NOTICES

Any formal notice required to be given by either party to the other shall be sent by certified mail, postage prepaid and addressed as follows:

To IMS:	Lockheed Martin IMS Corporation Legal Department, Consultant Administration 300 Frank W. Burr Boulevard, 6th Floor Teaneck, New Jersey 07666
To Consultant:	Willie F. Johnson c/o PRWT Services, Inc. 1617 JFK Boulevard, Suite 555 Philadelphia, Pennsylvania 19103

The date upon which such notice is received by the other party shall be the official date of such notice. All other matters of routine nature, and which do not have contractual significance, may be delivered in other customary manner.

SECTION 12 - NON-APPLICABLE EMPLOYEE BENEFITS

It is understood and agreed that the amounts set forth in Section 2 hereof constitute the total compensation to be paid to Consultant hereunder and that no other benefits of any nature shall accrue as a result of the performance of services by Consultant.

In the event that Consultant is a prior IMS or Lockheed Martin Corporation employee, it is understood that services hereunder as an independent Consultant shall be on a less-than-full-time basis. In no event shall performance hereunder be deemed to constitute credited service for purposes of entitlement to benefits under any IMS benefit plan and Consultant shall not furnish or be compensated for services under this Agreement or any successor Agreement with any IMS or Lockheed Martin Corporation affiliate company during any calendar year sufficient to constitute such credited services. Consultant hereby acknowledges that compensation set forth herein will be treated as ordinary income in accordance with policies respecting compensation

paid to retired employees of IMS and may be subject to withholding of all taxes or other legal mandated deductions if Consultant has been a full time employee during the taxable year that services are rendered hereunder.

SECTION 13 - INVALIDITY

If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date written below.

CONSULTANT: WILLIE F. JOHNSON		LOCKHEED MARTIN IMS CORPORATION	
By:	[signature]	By:	[signature] Robert F. Downing
Title:	CHAIRMAN	Title:	Senior Vice President
Date:	1-4-00	Date:	January 3, 2000

Revised 12/97